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(215) 569-5363
(215) 832-5363
Blankrome.com


                                                               November 5, 2002


Genesis Health Ventures, Inc.
101 East State Street
Kennett Square, PA 19348

Gentlemen:

                  We have acted as counsel to Genesis Health Ventures, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering of up to 750,000 shares (the "Shares") of the Company's common stock, par value $0.02 per share ("Common Stock") by First Union, National Association, as trustee of the rabbi trust created in connection with the Company's Deferred Compensation Plan (the "Plan") to fund the Company's obligations under the Plan. This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

                  Although as counsel to the Company we have advised the Company in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we do not have knowledge of many transactions in which the Company has engaged or its day-to-day operations.

                  In rendering this opinion, we have examined the following documents: (i) the Company's Amended and Restated Articles of Incorporation (the "Articles") and Amended and Restated Bylaws (the "Bylaws"); (ii) resolutions adopted by the Board of Directors related to the Plan; (iii) resolutions adopted by the Board of Directors related to the Registration Statement; (iv) resolutions adopted by the Board of Directors related to the 2001 Stock Incentive Plan (the "Incentive Plan"); (v) resolutions adopted by the Board of Directors related to the issuance of the Shares pursuant to the Incentive Plan;
(vi) resolutions adopted by the Board of Directors related to the deferral of the Shares by participants in the Incentive Plan into the Plan; (vi) the Plan;
(vii) the Incentive Plan; (ix) the Registration Statement (including all exhibits thereto); and (x) an officer's certificate from the Company. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. In rendering this opinion, we have assumed that (i) the Shares have been issued in accordance with the terms and conditions of the Incentive Plan, (ii) the Shares have been or will be deferred into the Plan in accordance with the terms and conditions of the Plan, (iii) at the time of issuance of any Shares, there shall be a sufficient number of duly authorized and unissued shares of Common Stock to accommodate such issuance, and (iv) the per share consideration received in exchange for the issuance of any Shares shall not be less than the par value per share of the Company's Common Stock.






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                  We have not made any independent investigation in rendering this opinion other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We make no representation as to the sufficiency of our investigation for your purposes. This opinion is limited to the laws of the Commonwealth of Pennsylvania. In rendering this opinion, we have assumed (i) compliance with all other laws, including federal laws and (ii) compliance with all Pennsylvania securities and antitrust laws.

                  Based upon and subject to the foregoing and the qualifications and limitations set forth below, we are of the opinion that:

                  The Shares offered pursuant to the Registration Statement will be legally issued, fully paid and non-assessable.

                  This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

                  This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Sincerely,



                                            /s/Blank Rome Comisky & McCauley LLP